SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135 (Commission File Number)	95-2746131 (I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 23.1

     This amendment to the Current Report on Form 8-K of Tekelec, a California corporation (“Tekelec”), originally filed with the Commission on April 8, 2004, is being filed in order to provide the historical financial statements of Taqua, Inc., a Delaware corporation (“Taqua”), and the pro forma financial information of Tekelec listed below.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The following financial statements of Taqua are included as part of this report:

Audited Balance Sheets as of December 31, 2003 and 2002

Audited Statements of Operations for the years ended December 31, 2003 and December 31, 2002

Audited Statements of Stockholders’ Deficit for the years ended December 31, 2003 and December 31, 2002

Audited Statements of Cash Flows for the years ended December 31, 2003 and December 31, 2002

Notes to Financial Statements

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Tekelec as of December 31, 2003

Unaudited Pro Forma Condensed Statement of Operations of Tekelec for the year ended December 31, 2003

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Taqua, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders’ deficit and cash flows present fairly, in all material respects, the financial position of Taqua, Inc. at December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 13 to the financial statements, the Company was acquired by Tekelec on April 8, 2004.

/s/ PricewaterhouseCoopers LLP

April 6, 2004, except as to the second paragraph of Note 13
 as to which the date is April 8, 2004

Taqua, Inc.
Balance Sheets
December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$3,111,349	$10,662,369
Restricted cash	1,583,998	1,348,600
Accounts receivable, net of allowance of $26,000 and $0 as of December 31, 2003 and 2002, respectively	3,565,289	3,718,617
Inventories	3,545,941	2,598,361
Prepaid expenses and other assets	352,084	313,885

Total current assets	12,158,661	18,641,832

Restricted cash	140,000	280,000
Property and equipment, net	4,296,932	4,963,596
Deposits and other assets	99,722	107,230

Total assets	$16,695,315	$23,992,658

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Current portion of long-term debt	$565,691	$422,132
Accounts payable	2,592,301	1,392,195
Accrued compensation and benefits	1,072,948	1,228,666
Other accrued expenses	864,316	388,451
Deferred revenue	1,061,510	662,114
Restructuring accrual	333,344	406,281

Total current liabilities	6,490,110	4,499,839

Long-term debt, net of current portion	2,501,194	544,534
Deferred revenue	558,274	153,926
Restructuring accrual	279,794	641,710
Other	18,903	14,078

Total liabilities	9,848,275	5,854,087

Commitments and contingencies
Redeemable preferred stock $0.001 par value; 145,950,234 shares authorized
Series A-1 Redeemable Convertible Preferred Stock; 37,441,326 and 37,363,656 shares designated, 37,363,656 issued and outstanding at December 31, 2003 and 2002 (at liquidation value)	22,171,133	20,529,008
Series B-1 Redeemable Convertible Preferred Stock; 35,533,791 and 29,382,958 shares designated, 35,259,550 and 25,461,231 shares issued and outstanding at December 31, 2003 and 2002, respectively (at liquidation value)	19,431,761	13,001,417

Total redeemable preferred stock	41,602,894	33,530,425

Stockholders’ deficit
Common stock, $0.001 par value; 174,049,766 and 151,506,772 shares authorized; 2,049,295 and 1,748,925 shares issued, 2,040,864 and 1,740,494 outstanding at December 31, 2003 and 2002, respectively	2,049	1,749
Additional paid-in capital	88,512,612	91,986,487
Deferred compensation	(124,594)	(761,201)
Note receivable from stockholder	—	(237,600)
Accumulated deficit	(122,404,005)	(105,639,373)
Treasury stock, at cost	(741,916)	(741,916)

Total stockholders’ deficit	(34,755,854)	(15,391,854)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$16,695,315	$23,992,658

The accompanying notes are an integral part of these financial statements.

Taqua, Inc.
Statements of Operations
Years Ended December 31, 2003 and 2002

	2003	2002
Revenues	$11,271,503	$8,972,051
Costs of revenues	6,574,447	5,811,848

	4,697,056	3,160,203

Operating expenses
Selling, general and administrative	9,982,670	9,521,050
Stock-based compensation expense	402,368	651,004
Research and development	10,887,005	9,443,876
Restructuring	178,042	(152,738)

Total operating expenses	21,450,085	19,463,192

Loss from operations	(16,753,029)	(16,302,989)
Other (expenses)income
Gain on extinguishment of debt	—	6,455,007
Interest expense	(158,226)	(80,509)
Interest income	168,529	122,039
Other, net	(21,906)	(3,297)

Total other (expenses) income	(11,603)	6,493,240

Net loss	$(16,764,632)	$(9,809,749)

The accompanying notes are an integral part of these financial statements.

Taqua, Inc.
Statements of Stockholders’ Deficit
Years Ended December 31, 2003 and 2002

							Note
	Common Stock		Common Stock		Additional		Receivable		Treasury Stock		Total
					Paid-In	Deferred	from	Accumulated			Stockholders'
	Shares	Par $0.001	Shares	Par $0.01	Capital	Compensation	Stockholder	Deficit	Shares	Cost	Deficit
Balance at December 31, 2001			124,042	$1,240	$7,000,675	$(1,560,704)	$—	$(95,829,624)	8,431	$(741,916)	$(91,130,329)
Issuance of common stock for option exercises	118,888	$119			11,943						12,062
Exchange of common stock upon change in par value	124,042	124	(124,042)	(1,240)	1,116						—
Common stock issued upon conversion of preferred stock	1,597,479	1,597			85,696,161						85,697,758
Warrants issued in connection with Series B-1 convertible redeemable preferred stock					29,335						29,335
Cancellation of common stock	(91,484)	(91)			91						—
Accretion of issuance costs of Series A-1 and Series B-1 convertible redeemable preferred stock					(243,215)						(243,215)
Accretion of dividend on the Series A-1 convertible redeemable preferred stock					(1,454,861)						(1,454,861)
Accretion of dividend on the Series B-1 convertible redeemable preferred stock					(30,752)						(30,752)
Consideration exchanged for unvested stock option					240,000		(237,600)				2,400
Warrants issued in connection with debt agreement					28,000						28,000
Series E Warrants converted into common warrants					856,472						856,472
Cancellation of employee stock options due to terminations					(179,032)	179,032					—
Amortization of deferred compensation						620,471					620,471
Compensation related to the issuance of stock options to nonemployee					30,554						30,554
Net loss								(9,809,749)			(9,809,749)

Balance at December 31, 2002	1,748,925	1,749	—	—	91,986,487	(761,201)	(237,600)	(105,639,373)	8,431	(741,916)	(15,391,854)
Issuance of common stock for option exercises	300,370	300			29,737						30,037
Accretion of issuance costs of Series B-1 convertible redeemable preferred stock					(71,877)						(71,877)
Accretion of dividend on the Series A-1 convertible redeemable preferred stock					(1,642,125)						(1,642,125)
Accretion of dividend on the Series B-1 convertible redeemable preferred stock					(1,424,468)						(1,424,468)
Forgiveness of note receivable and repurchase of stock from executive					(240,000)		237,600				(2,400)
Warrants issued in connection with debt agreement					99,378						99,378
Warrants issued in connection with Intelis					15,595						15,595
Warrants issued in connection with B-1 issuance					(5,876)						(5,876)
Cancellation of employee stock options due to terminations					(328,438)	328,438					—
Deferred compensation for options issued below fair value					35,475	(35,475)					—
Amortization of deferred compensation						343,644					343,644
Compensation related to the issuance of stock options to nonemployee					58,724						58,724
Net loss								(16,764,632)			(16,764,632)

Balance at December 31, 2003	2,049,295	$2,049	—	$—	$88,512,612	$(124,594)	$—	$(122,404,005)	8,431	$(741,916)	$(34,755,854)

The accompanying notes are an integral part of these financial statements.

Taqua, Inc.
Statements of Cash Flows
Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities
Net loss	$(16,764,632)	$(9,809,749)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,098,027	2,322,624
Amortization of debt discount associated with warrants	85,733	1,867
Amortization of investor and supplier warrants	15,595	—
Bad debt expense	26,000	—
Stock based compensation expense	402,368	651,004
Noncash portion of restructuring charge	—	(247,914)
Gain on the disposal of fixed assets	22,033	—
Gain on extinguishment of debt	—	(6,455,007)
Changes in operating assets and liabilities
Accounts receivable	127,328	(2,645,561)
Inventories	(947,580)	476,109
Prepaid expenses, deposits and other assets	(17,046)	1,246,940
Accounts payable	1,200,106	(829,418)
Accrued restructuring	(434,853)	(830,253)
Accrued compensation and benefits	(155,718)	732,759
Accrued expenses	478,290	181,208
Deferred revenue	803,744	(837,681)

Net cash used in operating activities	(13,060,605)	(16,043,072)

Cash flows from investing activities
Purchases of property and equipment	(1,453,396)	(357,895)
Change in restricted cash	(95,398)	(1,068,600)

Net cash used in investing activities	(1,548,794)	(1,426,495)

Cash flows from financing activities
Proceeds from sale of redeemable preferred stock, net of issuance costs	4,928,123	30,630,953
Proceeds from issuance of long-term debt	2,100,219	1,000,000
Payment of bridge loan	—	(150,000)
Issuance of common stock upon exercise of options	30,037	14,459
Repayment of principal of long-term debt	—	(3,533,333)

Net cash provided by financing activities	7,058,379	27,962,079

Net increase (decrease) in cash and cash equivalents	(7,551,020)	10,492,512
Cash and cash equivalents, beginning of year	10,662,369	169,857

Cash and equivalents, end of year	$3,111,349	$10,662,369

Supplemental disclosure of cash flow information
Interest paid	$72,493	$7,167
Supplemental disclosure of other noncash financing information
Value ascribed to preferred stock warrants issued and recorded as deferred financing cost	$99,378	$28,000
Accretion of preferred stock dividends	3,066,593	1,485,613
Conversion of preferred stock to common stock	—	85,697,758
Issuance of preferred stock in exchange for debt	—	1,649,978
Repurchase of stock for exercise through note payable	2,400	—

The accompanying notes are an integral part of these financial statements.

Taqua, Inc.
Notes to Financial Statements
December 31, 2003 and 2002

1.	Description of Business

Taqua, Inc. (the “Company”) commenced operations in January 1998. The Company manufactures and sells class 4/5 switching platforms, with service ready, carrier class capabilities for merging voice and data networks.

The Company incurred a net loss of $16,764,632 for the year ended December 31, 2003. The Company had an accumulated deficit of $122,404,005 as of December 31, 2003 and limited cash resources of $3,111,349. On April 8, 2004, the Company was acquired by Tekelec (Note 13).

2.	Summary of Significant Accounting Policies and Practices

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates relate to revenue recognition, collectibility of accounts receivable, realizability of inventories, accruals for warranties and the fair value of the Company’s common stock. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments with a maturity of ninety days or less at the time of purchase.

Restricted Cash

The Company signed a letter of credit (“LOC”) in June 2000 to fulfill a requirement under a facility lease. The LOC requires the Company to maintain a certain bank balance at $700,000 in June 2000 decreasing by $140,000 each September, beginning in 2001 until 2005 when there will be no restricted balance. At December 31, 2003, the remaining balance was $280,000. The Company must also maintain an additional bank balance of $50,000 in order to support the limit on its corporate credit card. In conjunction with other letters of credit more fully described in Note 9, $1,443,988 is also restricted as of December 31, 2003.

Revenue Recognition

The Company follows Statement of Position (“SOP”) No. 97-2 Software Revenue Recognition, as amended by SOP No. 98-9, Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions, both of which provide guidance on recognizing revenue on software and software-related transactions. Revenue from product sales is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, collectibility of the resulting receivable is probable, and all other revenue recognition criteria of SOP No. 97-2 are met. If the Company installs the product, revenue is deferred until installation is complete, as the Company does not have vendor specific objective evidence for the value of installation. Extended warranty and maintenance revenue is deferred as a separate element and recognized ratably over the life of the arrangement. The Company

Taqua, Inc.
Notes to Financial Statements

generally records a warranty liability for parts and labor on its products at the time of revenue recognition. During 2003, the Company extended the term of their standard warranty program from one year from purchase date to five years resulting in an additional warranty accrual of $364,752 on preexisting warranties. This extension was applied retroactively to all existing standard warranties.

While the Company engages in extensive product quality programs and processes, the Company’s warranty obligation is based upon historical product failure rates and costs incurred in correcting a product failure. If actual product failure rates or the costs associated with fixing failures differ from historical rates, adjustments to the warranty liability may be required in the period in which determined. The changes in the carrying amount of product warranties for the year ended December 31, 2003 are as follows:

Balance, December 31, 2002	$110,000
Accruals for warranties issued during the period	150,238
Accruals related to preexisting warranties	364,752
Settlements made (in cash or in kind) during the period	(162,605)

Balance, December 31, 2003	$462,385

Inventories

Inventories are stated at lower of cost or market. Cost is computed using standard cost, which approximates actual cost, on a first-in, first-out basis.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets once the assets are placed into service. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Major improvements are capitalized while expenditures for maintenance, repairs and minor improvements are charged to expense. When assets are retired or otherwise disposed of, the assets and related depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income or loss for the period.

Research and Software Development Costs

Costs incurred in the research and development of the Company’s product are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. No software development costs have been capitalized since costs incurred subsequent to establishment of technological feasibility and prior to general commercial release have not been material.

Comprehensive Income (Loss)

Statement of Financial Accounting Standards (“SFAS”) No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income be reported in the financial statements in the period in which they are recognized. For each year reported, the comprehensive loss under SFAS No. 130 was equivalent to the Company’s net loss reported in the accompanying statements of operations.

Taqua, Inc.
Notes to Financial Statements

Accounting for the Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment on Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying value of the asset to future undiscounted net cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is the excess amount that the carrying value of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying value or fair value less the costs to sell.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is established against net deferred tax assets, if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax asset will not be realized.

Treasury Stock

Treasury shares are recorded at cost in the balance sheet and reissued using the first-in, first-out method.

Financial Instruments

Financial instruments at December 31, 2003 and 2002 consisted of cash, accounts receivable, accounts payable and debt instruments. The carrying amounts of these financial instruments approximate their fair value.

Accounting for Stock-Based Compensation

As permitted by SFAS No. 123, Accounting for Stock-Based Compensation ,the Company accounts for its stock-based awards to employees and directors using the intrinsic value method prescribed in Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Subsequent changes to option terms can also give rise to compensation expense. The Company recognizes compensation expense for restricted stock sold and stock options granted to nonemployees in accordance with the requirements of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which require that such equity instruments be recorded at their fair value at the measurement date. Thereafter, the measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest.

Taqua, Inc.
Notes to Financial Statements

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of SFAS 123. This statement provides alternative methods of transition for a voluntary change to fair value method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based compensation be displayed more prominently and in tabular format. The Company has elected to continue to account for employee stock options under APB No. 25. The Company has adopted the disclosure provisions of SFAS No. 148 for all stock-based awards as of December 31, 2003.

The Company accounts for nonemployee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the grant-date fair value of the equity instruments issued, whichever is more reliably measurable.

The following table illustrates the pro forma effect on net loss if the Company had applied the fair value method of accounting for stock options and other equity instruments defined by SFAS No. 123.

	2003	2002
Net loss — as reported	$(16,764,632)	$(9,809,749)
Add: stock-based compensation expense included in reported net loss for employee stock options	343,644	620,471
Deduct: stock-based compensation for employee stock options under the fair value method	(2,138,713)	(2,294,890)

Net loss — pro forma	$(18,559,701)	$(11,484,168)

The weighted average fair value of the options granted during 2003 and 2002 was $0.10 and $0.10 per share, respectively. The Company estimated the fair value of each option as of the date of grant using the Black-Scholes model with the following weighted average assumptions:

	2003	2002
Expected volatility	—	—
Dividend yield	—	—
Risk-free interest rate	4.0%	4.3%
Expected life	8 years	8 years

Concentration of Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents and trade accounts receivable. To minimize trade accounts receivable risk, credit evaluations of customers’ financial condition are performed, although collateral generally is not required. At December 31, 2003, one customer accounted for 30% of the gross accounts receivable. As of December 31, 2002 three different customers represented 19%, 14% and 11% of gross accounts receivable. No other customers accounted for greater than 10% of receivables in either year.

Taqua, Inc.
Notes to Financial Statements

In 2003 revenue from one customer accounted for 13% of total revenue for the year then ended. In 2002 revenue from a different customer accounted for 19% of total revenue for the year then ended. No other customers accounted for greater than 10% of revenue in either year.

At December 31, 2003 and 2002, the Company had cash balances at certain financial institutions in excess of federally insured limits. However, the Company invests its cash with highly rated banking institutions and, therefore, does not believe that it is subject to credit risk beyond the normal credit risk associated with commercial banking relationships.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This accounting standard establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. It requires that certain financial instruments that were previously classified as equity now be classified as a liability. This accounting standard is effective for nonpublic entities’ financial instruments at the beginning of the first interim period beginning after December 15, 2004. Had the Company adopted the provisions of SFAS No. 150 as of December 31, 2003, the Company would be required to classify its outstanding redeemable preferred stock as a liability.

3.	Inventories

Inventories consist of the following at December 31:

	2003	2002
Raw materials	$612,367	$772,818
Work in process	282,724	413,393
Finished goods	2,650,849	1,412,150

	$3,545,941	$2,598,361

Taqua, Inc.
Notes to Financial Statements

4.	Property and Equipment

Property and equipment consist of the following at December 31:

	Estimated
	Useful Lives
	Years	2003	2002
Office furniture and equipment	7	$1,200,998	$1,256,300
Computer equipment	3	890,251	2,212,123
Test equipment	5	6,600,797	5,683,792
Leasehold improvements	2-5	733,396	713,180
Purchased software	3	1,282,402	973,012
Construction in progress	—	45,002	134,987

		10,752,846	10,973,394
Less accumulated depreciation and amortization		(6,455,914)	(6,009,798)

		$4,296,932	$4,963,596

Depreciation and amortization expense on property and equipment was $2,098,027 and $2,322,624 in 2003 and 2002, respectively.

Assets with a gross value of $1,635,061 and accumulated depreciation of $1,635,061 were written off in 2003.

Assets with a gross value of $38,883 and accumulated depreciation of $16,850 were disposed of during 2003.

5.	Restructuring

In 2001, in response to changes in the general economic environment, the Company recorded restructuring charges totaling $3,693,928. These charges included $1,852,144 related to vacated facility costs, $1,136,919 related to severance payments to terminated employees and $704,865 in fixed asset impairments. Severance charges related to a reduction of 130 employees and facility closures related to a full or partial close of four offices or approximately 51,000 square feet. The asset charge represents the writedown to the net realizable value of furniture, leasehold improvements and equipment not needed after the reduction in force and office closures. In 2002, the Company determined that the costs of the idle facilities would be less than anticipated due to higher than expected sublease income and recorded a favorable adjustment of $247,914 to operating expenses. The expected cash impact of the charge is approximately $2,741,149, of which approximately $434,853 and $830,253 was paid in fiscal 2003 and 2002, respectively.

The Company also incurred $178,042 of severance related expense in 2003.

Taqua, Inc.
Notes to Financial Statements

The restructuring activity for the years ended December 31, 2003 and 2002 is presented below.

	2003	2002
Accrued liability at beginning of year	$1,047,991	$2,126,158

	1,047,991	2,126,158

Additions
Severance and other employelated costs	178,042	—
Changes in estimate
Facility closure and unrelated costs	—	(247,914)

	178,042	(247,914)

Costs incurred
Severance and other employee related costs	(178,042)	(274,014)
Facility closure and related costs	(434,853)	(556,239)

	612,895	(830,253)

Total accrued liability at end of year	$613,138	$1,047,991

Cash expenditures	$612,895	$830,253

6.	Income Taxes

The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss as tax credit carryforwards cannot be sufficiently assured at December 31, 2003.

The effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below.

	2003	2002
Deferred tax assets
Net operating loss carryforwards	$27,962,454	$22,703,433
Capitalized research and development expenses	12,317,481	9,817,672
Research and development credits	2,868,291	2,527,012
Start-up and other deferred costs	6,198,209	8,113,996
Less: valuation allowance	(49,346,435)	(43,162,113)

Net deferred tax asset	$—	$—

At December 31, 2003, the Company has available for federal and state income tax purposes net operating loss carryforwards of $69,756,619 and $67,706,593, respectively, that are available to offset future taxable income, expiring at various dates through fiscal 2023.

The Company also had available research and development credit carryforwards to offset future federal and state taxes of $2,363,155 and $765,358, respectively, which may be utilized through 2002. Additionally, the Company has other state tax credit carryforwards of approximately $13,136 which may be utilized in years through 2009.

Taqua, Inc.
Notes to Financial Statements

Certain provisions in the Internal Revenue Code and certain substantial changes in the Company’s ownership may limit the net operating loss and credit carryforwards and research and development credit carryforwards which could be utilized annually to offset future taxable income and taxes payable.

7.	Preferred Stock

In April 2003, the Company amended the certificate of incorporation to increase the number of authorized shares of preferred stock to 145,950,234. The Company designated 37,441,326 shares as Series A-1 convertible participating preferred stock, and 35,533,791 shares as Series B-1 convertible participating preferred stock. The Company also reserved for issuance up to 37,441,326 shares of preferred stock to be designated as Series A-2 convertible participating preferred stock and 35,533,791 shares of preferred stock to be designated as Series B-2 convertible participating preferred stock. The Series A-1 preferred stock, the Series A-2 preferred stock, the Series B-1 preferred stock and the Series B-2 preferred stock shall be referred to as the “preferred stock.”

Mandatorily Redeemable Convertible Preferred Stock and Warrants

In January 2003 and December 2002, the Company issued 35,259,550 shares of Series B-1, $0.001 par value, mandatorily redeemable convertible preferred stock (the “Series B-1 preferred stock”) at $0.5105 per share for cash proceeds of $17,853,584 net of $146,416 in issuance costs. Given the immateriality of the issuance costs to the carrying value, the costs have been fully accreted. In connection with the issuance of the Series B-1 round the Company issued warrants to purchase 979,432 shares of common stock at an exercise price of $0.5105 per share to the Series A-1 preferred stockholders. The warrants expire on December 20, 2007 or the day before any public offering. The Company estimated the fair value of the warrants using the Black-Scholes option-pricing model assuming a risk-free interest rate of 3.343%, an exercise price of $0.5105, and a volatility of 75%. The relative fair value ascribed to the warrants is $29,335 and is being accreted over the redemption period. As of December 31, 2003, $5,876 has been recorded as a dividend.

In January and February 2002, the Company authorized 78,000,000 shares and designated and issued 37,363,656 shares of Series A-1, $0.001 par value, mandatorily redeemable convertible preferred stock (the “Series A-1 preferred stock”) at $0.5105 per share for cash proceeds of $17,255,492, net of $1,649,978 of debt canceled in exchange for shares of Series A-1 preferred stock and $168,676 in issuance costs (“Series A-1 Round”). Given the immateriality of the issuance costs to the carrying value, the costs have been fully accreted during 2002.

In January 2002, in connection with the Series A-1 round and upon the election by the holders of a majority of the preferred stock, the Company converted all its outstanding preferred stock into common stock. Following the conversion of the preferred stock into common stock, the Company completed a 22-to-1 reverse stock split of the Company’s common stock. Following the completion of the reverse stock split, the stockholders of the Company authorized the adjustment to the par value of the common stock such that the par value shall be $0.001 per share. The reverse stock split was effected for the outstanding preferred stock through an adjustment to the conversion ratio to 1 for 22 for accounting purposes in these financial statements.

Taqua, Inc.
Notes to Financial Statements

Preferred Stock Warrants

As described in Note 10, in March 2003 a warrant to purchase 274,241 shares of Series B-1 preferred stock was issued in connection with an amendment to the Loan and Security Agreement. As described in Note 10, in October 2002 a warrant to purchase 77,670 shares of Series A-1 preferred stock was issued in conjunction with a debt agreement. As described in Notes 8 and 10, a warrant for the purchase of 10,342 shares of Series E preferred stock issued in January 2001 in conjunction with a debt agreement, was converted in 2002 to provide for the purchase of common stock.

Voting Rights

The holders of the preferred stock (Series A-1 and Series B-1 preferred stockholders) are entitled to vote, together with the holders of common stock, as a single class on all matters with certain special exceptions. Each share of preferred stock shall have one vote for each full share of common stock into which the respective share of preferred stock would be convertible on the record date of the vote.

In addition, as long as 20% of the preferred stock issued on December 20, 2002 (Series B-1) remains outstanding, the Company shall not without first obtaining the affirmative vote or written consent of at least 66 2/3% of the Series A-1 and Series B-1 preferred stock then outstanding, voting together as a separate, single class and calculated on an as-converted basis; declare or pay any dividend or any other distribution on any class of capital stock other than the preferred stock, change the number of the members of the Board of Directors to greater or less than seven, change the manner in which the Board is Directors is elected, effect in one transaction or series of transactions any change of control or liquidation, winding-up, or dissolution, increase or decrease the number of authorized shares of preferred stock or common stock, amend any provision of the Company’s By-Laws or Certificate of Incorporation, authorize or issue any additional shares of any class or series of stock that is junior to the preferred stock with respect to voting, dividends, distributions, redemptions and payments made against liquidation, or authorize, create, or establish any subcommittee of the Board of Directors which subcommittee has the authority to act on behalf of all members of the Board of Directors.

In addition, 86% consent of the preferred stockholders (Series A-1 and B-1 voting as a single class) is required to authorize or issue additional shares of the Company that are senior to the preferred stock, redeem, repurchase or acquire any shares of capital stock of the Company or other equity interests except for the redemption of the preferred stock, repurchase common stock from employees, directors or consultants, at a purchase price up to an aggregate of $50,000 per year, incur directly or indirectly indebtedness in excess of $500,000 in the aggregate, for any subsidiary, acquire or make any investment in any business where the total cost of other formation exceeds $10 million, or initiate or complete an offering and sale to the public.

Dividend Rights

The holders of the preferred stock are entitled to receive dividends at the rate of 8% per annum based on the preferred stock original purchase price of $0.5105 per share compounding annually and accruing daily. Such dividends shall be cumulative and paid in shares of preferred stock on the first to occur of i) conversion of such shares to common stock ii) the redemption of such shares or iii) upon the change of control, liquidation, dissolution, or winding-up of the Company. In addition, the holders of shares of preferred stock shall be entitled to receive dividends in cash or in kind when, as and if declared by the Board of Directors in preference to the common stockholders.

Taqua, Inc.
Notes to Financial Statements

Redemption Rights

At any time on or after January 17, 2006, the holders of a minimum of 66 2/3% of the preferred stock then outstanding, voting as a single class on an as-converted basis, shall have the option to require the Company to redeem all preferred stock at a redemption price of $0.5105 per share, subject to adjustment, plus any accrued but unpaid dividends in three equal annual redemptions.

Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of preferred stock shall first receive, prior and in preference to any distribution to the common stockholders an amount in cash equal to $0.5105 per share adjusted for stock splits, dividends and any accrued unpaid dividends on such shares. If the assets of the Company are legally insufficient to permit the payment in full, then the entire assets of the Company shall be distributed ratably among the holders of preferred stock in accordance with the liquidation preference. Any assets remaining after the initial distribution to the preferred stockholders shall be available for distribution ratably among the common and preferred stockholders with each share of the preferred stock participating on an as-converted basis.

Conversion

Each Series A-1 and Series B-1 preferred share may be converted at any time, at the option of the holder, into shares of common stock, subject to the applicable conversion rate as determined by dividing the original issue price by the conversion price. The current conversion price is $0.5105. Preferred stock converts on a one-to-one basis at December 31, 2003.

Conversion ratios are subject to change upon occurrence of certain events as specified in the agreements. Each share of preferred stock shall automatically be converted into shares of common stock at the conversion price then in effect immediately upon the closing of an initial public offering with aggregate proceeds of not less than $30,000,000 and at a price per share of not less than $1.50.

Taqua, Inc.
Notes to Financial Statements

A summary of the Company’s mandatorily redeemable convertible preferred stock (“redeemable preferred stock “) as of December 31, 2003 and 2002 and the changes during the years then ended, is presented below:

	Series A	Series B	Series C	Series D	Series F	Series A-1	Series B-1	Total
Balance of December 31, 2001	$5,653,988	$1,867,708	$10,370,318	$56,339,231	$11,466,513			$85,697,758
Preferred stock converted to common stock	(5,653,988)	(1,867,708)	(10,370,318)	(56,339,231)	(11,466,513)			(85,697,758)
Issuance of Series A-1 mandatorily redeemable preferred stock						$18,905,471		18,905,471
Accretion to redemption value of Series A-1 mandatorily redeemable preferred stock						168,676		168,676
Issuance of Series B-1 mandatorily redeemable preferred stock							$12,925,461	12,925,461
Accretion of issuance costs of Series B-1 mandatorily redeemable preferred stock							74,539	74,539
Warrant issued with Series B-1 mandatorily redeemable preferred stock							(29,335)	(29,335)
Accretion of dividends on mandatorily redeemable preferred stock						1,454,861	30,752	1,485,613

Balance of December 31, 2002	—	—	—	—	—	20,529,008	13,001,417	33,530,425
Issuance of Series B-1 mandatorily redeemable preferred stock							4,928,123	4,928,123
Accretion of issuance costs of Series B-1 mandatorily redeemable preferred stock							71,877	71,877
Accretion of dividends on mandatorily redeemable preferred stock						1,642,125	1,424,468	3,066,593
Accretion of warrant issued with Series B-1 mandatorily preferred stock							5,876	5,876

Balance of December 31, 2003	$—	$—	$—	$—	$—	$22,171,133	$19,431,761	$41,602,894

8.	Common Stock

Pursuant to the Company’s certificate of incorporation as amended on April 2003, the Company has authorized the issuance of 174,049,766 shares of common stock with a par value of $0.001 per share.

The Company effected a 1-for-22 reverse stock split in January 2002. The reverse stock split has been retroactively reflected in these financial statements.

At December 31, 2003, 320,000,000 shares of common stock have been reserved for issuance upon conversion of preferred stock and exercise of options and warrants.

Common Stock Warrants

During May through September 2003, the Company issued warrants to purchase 250,000 shares of common stock at an exercise price of $0.10, to a software vendor. The warrants were exercisable immediately upon issuance. The Company estimated the fair value of the warrant using the Black-Scholes option pricing model assuming a risk free interest rate of 2.57%, a common stock value of $0.10 and a volatility of 75% and term of seven years. The value ascribed to the warrants of $15,595 has been charged against cost of goods sold.

Taqua, Inc.
Notes to Financial Statements

As described in Note 7, in December 2002 warrants for the purchase of 979,432 shares of common stock were issued in conjunction with the issuance of Series B-1 preferred stock.

As described in Note 11, in connection with the Series A-1 preferred stock round in 2002 the warrant to purchase Series E preferred stock was converted into a warrant to purchase 10,342 shares of common stock at an exercise price of $337.70 per share.

In connection with the issuance of the Series C preferred stock in May 1999, the Company issued fully vested warrants to purchase 22,829 shares of common stock at an exercise price of $22.00 per share to the Series C preferred stock investors. These warrants expire in May 2009.

As described in Note 11, in November 1999, a warrant for the purchase of 41,417 shares of common stock was issued in conjunction with a debt agreement.

In January 1998, the Company issued a warrant to purchase 479,471 shares of common stock at an exercise price of $1.18 per share to a lending institution in connection with a short-term note. The warrant expired in December 2003.

In December 1998, the Company issued a warrant to purchase 6,364 shares of common stock at an exercise price of $11.00 to a leasing company in connection with a lease agreement. The warrant expires in December 2008.

Common Stock Options

During 2002, the Company’s board of directors approved the 2002 Stock Option Plan (the“2002 Plan”). The 2002 Plan authorized the grant of options for shares of common stock. The 2002 Plan provides for the granting of incentive stock options (“ISOs”), under the internal Revenue Code of 1986, or nonqualified options. Incentive stock options may be granted under the Plan to employees of the Company. Nonqualified options may be granted to consultants, directors and officers (whether or not they are employees), or employees of the Company. In January 2003, the Company’s stockholders increased the amount of shares reserved for issuance under the 2002 plan to 16,703,849.

During 1998, the Company’s board of directors approved the 1998 Stock Option Plan (the “Plan”). The Plan authorized the grant of options for shares of common stock. Options granted under the Plan are either options intended to constitute incentive stock options (“ISOs”) under the Internal Revenue Code of 1986 (the “Code”), or nonqualified options. Incentive stock options may be granted under the Plan to employees of the Company. Nonqualified options may be granted to consultants, directors and officers (whether or not they are employees), or employees of the Company. Options granted to employees under the Plan vest 25% on the next anniversary of the employees’ date of hire and then vest ratably over the following 36 months and are exercisable for a period not to exceed 10 years from the date of grant. In connection with the issuance of the Series A-1 preferred stock round, the Company’s stockholders decreased the amount of shares reserved for issuance under the Plan from 466,509 to 215,963.

At December 31, 2003, there were 579,742 shares available for option grant under the 1998 and 2002 Plans.

Taqua, Inc.
Notes to Financial Statements

A summary of activity under the plans during 2003 and 2002 is presented below:

	2003		2002
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at the beginning of the year	9,556,877	$0.61	142,485	$43.66
Granted below fair value	197,500	0.10	—	—
Granted above fair value	—	—	—	—
Granted at fair value	9,751,083	0.10	9,972,456	0.10
Exercised	(300,370)	0.10	(118,888)	0.10
Canceled	(3,368,437)	0.54	(439,176)	3.20

Outstanding at end of year	15,836,653	0.31	9,556,877	0.61

Exercisable at end of year	5,313,217	$0.63	1,507,584	$2.34

The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
		Weighted
		average	Weighted
		Remaining	Average		Weighted
Range of	Shares	Contractual	Exercise	Shares	Average
Exercise Price	Outstanding	Life (Years)	Price	Exercisable	Price
$0.10 - $2.75	15,758,376	8.7	$0.10	5,247,476	$0.10
$2.76 - 3.74	26,868	5.7	$3.64	26,308	$3.64
$3.75 - $8.36	16,202	7.4	$8.36	9,806	$8.36
$8.37 - $88.00	35,207	6.6	$88.00	29,627	$88.00

	15,836,653	8.7	$0.31	5,313,217	$0.63

During 2002, the Company accepted a full-recourse promissory note from an executive in the amount of $237,600 and cash of $2,400 as payment for the exercise of 2,400,000 unvested options to purchase restricted common stock. In accordance with the provisions of EITF 00-23, Issues Related to the Accounting for Stock-Based Compensation under APB Opinion No. 25 and FASB Interpretation No. 44, the shares are not considered issued and outstanding until vested. The note is presented as a reduction to equity. In January 2003, the board of directors voted that the Company repurchase from the executive the 2,400,000 shares of common stock at a purchase price of $0.10 per share (such price being the original price paid); and that the purchase price for the shares be paid by the cancellation and discharge of indebtedness under the promissory note dated May 2002. The Company continues to have a payable of $2,400 to its executive. The unvested shares are deemed authorized but unissued and were returned to the 2002 Plan available for grant. Subsequently, the Company granted the executive an incentive stock option to purchase 2,400,000 of authorized but unissued shares with an exercise price of $0.10.

Taqua, Inc.
Notes to Financial Statements

During 2003 and 2002, the Company granted 240,000 and 543,648 options to nonemployees and advisory board members in exchange for services to be performed. The options granted either vest over 48 months or are vested immediately. The Company will be required to remeasure the fair value of the unvested options at each reporting period prior to vesting and then finally at the vesting. Changes in the estimated fair value of these options will be recognized as compensation expense in the period of the change. For the years ended December 31, 2003 and 2002, the Company recorded $58,724 and $30,553, respectively, of compensation expense related to these options.

In 2003, the Company issued stock options to employees that resulted in deferred compensation of $35,475 representing the difference between the exercise price of stock options granted and the estimated fair market value of the underlying common stock at the date of grant. The deferred compensation is being recognized as expense over the vesting period of applicable options, typically four years. As all options were granted in December compensation expense for 2003 is immaterial.

In 2000, the Company issued stock options to employees that resulted in deferred compensation of $3,953,045 representing the difference between the exercise price of stock options granted and the estimated fair market value of the underlying common stock at the date of grant. The deferred compensation is being recognized as expense over the vesting period of applicable options, typically four years. Of the total deferred compensation amount, $2,609,536 has been recorded as expense through December 31, 2002 and $2,953,180 has been recorded through December 31, 2003. As of December 31, 2003, the deferred compensation balance related to these awards is $89,119.

9.	Commitments and Contingencies

The Company issues performance bonds in conjunction with certain product sales as a benefit to the Company’s customers as financial security for the completion or performance by the Company of its contractual obligations. These instruments are not reflected on the Company’s balance sheet as a liability as they do not result in a liability to the Company unless the Company fails to perform the contractual obligations. The Company does not believe that a significant liability will be incurred as a result of the use of these instruments. Approximately $1,393,998 and $1,208,600 of these guarantees were outstanding at December 31, 2003 and 2002, respectively. These instruments were executed with a creditworthy institution and typically have a term of one year. The institution issuing the performance bonds required that the Company issue letters of credit to collateralize their exposure. As a requirement of the letters of credit the Company must maintain an equal amount of cash to collateralize the letters of credit. As of December 31, 2003, there was $1,393,998 of restricted cash which cannot be utilized by the Company until the letters of credit expire.

In connection with a vendor agreement, the Company has agreed to pay royalties as a percentage of certain revenue the Company records. A minimum royalty payment of $150,000 is required in 2004.

Taqua, Inc.
Notes to Financial Statements

Guarantees

The Company also enters into standard indemnification agreements in its ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally the Company’s business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to the Company’s products. The term of these indemnification agreements vary. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company will indemnify its officers and directors to the maximum extent permissible by Delaware law. The maximum payment that the Company may be required to make under such provisions is unlimited. The Company maintains directors and officers liability insurance, which may provide reimbursement to the Company for payments made to, or on behalf of, officers and directors pursuant to the indemnification provisions.

Lease Obligations

The Company leases buildings and office space under noncancelable operating leases. The building leases require the Company to pay certain costs such as maintenance and insurance. Rental expense for the operating leases was $713,292 and $909,041 in 2003 and 2002, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 2003 are as follows:

2004	$1,086,023
2005	801,168
2006	270,000
2007	270,000

Total minimum lease payments	$2,427,191

Included in these future minimum lease payments at December 31, 2003 is $613,138 relating to idle facilities, accrued as a restructuring charge during 2001.

Taqua, Inc.
Notes to Financial Statements

10.	Debt

In March 2003, the Company amended its Loan and Security Agreement to include a committed revolving line of credit of up to $3,000,000. As of December 31, 2003, the Company had drawn $2,000,000 of principal which remained outstanding. The amendment also provides an equipment line of $1,000,000. As of December 31, 2003, the Company has $533,552 outstanding against the equipment line. The line of credit bears an unused line fee equal to 0.125% per annum of the total unused committed revolving line. The Company may request advances in an aggregate outstanding amount not to exceed the lesser of the committed revolving line of credit or the committed revolving line minus any amounts outstanding under the letter of credit provision. As described in Note 13, in January 2004 the Company further amended its Loan and Security Agreement to extend the committed revolving line of credit to $5,000,000. In consideration of the loan, the Company granted a warrant to purchase 274,241 shares of Series B-1 preferred stock at an exercise price of $0.5105 per share. The warrants have a seven-year term. The Company estimated the fair value of the warrant using the Black-Scholes option pricing model assuming a risk-free rate of 2.82%, a preferred stock value of $0.5105, and a volatility of 75%. The value ascribed to the warrants of $99,378 was recorded as a deferred financing cost. The value is being amortized to interest expense on a straight line basis over the term of the line. Total accretion of discount charged to expense was $74,533 during 2003.

On October 18, 2002, the Company entered into a Loan and Security Agreement for borrowings of $1,000,000. The Company is required to make 30 equal monthly principal reduction payments of $33,333 commencing on November 1, 2002. The loan bears interest at a floating rate per annum equal to 1.25% above the prime rate (4.0% at December 31, 2003); provided the interest rate shall at no time be less than 6%. Interest is payable on the first calendar day of each month. The loan is collateralized by a continuing interest in all presently existing and acquired assets. As of December 31, 2003, the principal balance remaining is $533,333. In consideration of the loan, the Company granted a warrant to purchase 77,670 shares of Series A-1 Preferred Stock at an exercise price of $0.5105 per share. The warrants have a seven-year term. The Company estimated the fair value of the warrant using the Black-Scholes option pricing model assuming a risk-free rate of 4.03%, a preferred stock value of $0.5105 and a volatility of 75%. The value ascribed to the warrants of $28,000 was recorded as a loan discount which reduced the carrying value of the loan and is being amortized to interest expense on a straight-line basis over the term of the loan. Total accretion of the discount was $11,200 and $1,867 for the years ended December 31, 2003 and 2002, respectively.

Covenants

The Company’s most restrictive bank agreement covenant is a liquidity ratio that currently requires a balance of unrestricted cash, cash equivalents, short term investments, plus eligible accounts at least equal to the product of outstanding obligations times 1.5. The Company is also required to maintain tangible net worth of not less than $6,000,000. Net worth for this purpose is defined as the sum of invested capital (both common and preferred stock), additional paid-in capital, plus retained earnings (or less accumulated deficit), minus intangible assets plus subordinated debt. The Company was in compliance with the liquidity and net worth covenants as of December 31, 2003.

Taqua, Inc.
Notes to Financial Statements

Settlement Agreement

On January 16, 2002, in accordance with a settlement agreement and general release, the Company paid $3,500,000 of the proceeds from the Series A-1 round and issued 979,388 shares of Series A-1 Preferred Stock to its debt holders in settlement of all outstanding debt and capital lease obligations. In connection with this settlement agreement the Company recorded a gain of $6,455,007 on the extinguishment of debt.

On January 3, 2002, the Company issued demand promissory notes totaling $450,000 to several investors which accrued interest at a rate of 8% per year. The notes and any accrued interest thereon are payable upon demand. In lieu of receiving payment, the lender may exchange the notes for such other of the Company’s securities offered to the lender. In connection with the settlement agreement described above, the lenders chose to accept 979,388 shares of the Series A-1 preferred stock offering in exchange for canceling the entire balance of the demand promissory notes.

On December 20, 2001, the Company issued demand promissory notes totaling $850,000 to several investors which accrued interest at a rate of 8% per year. Lenders representing $700,000 of the principal chose to accept 1,371,204 shares of the Series A-1 preferred stock in exchange for canceling the entire balance of the demand promissory notes. The remaining balance of $150,000 was repaid in 2002.

In January 2001, the Company issued promissory notes in the amount of $6,500,000 to several financial institutions. The notes bore interest at a rate of 13.51% per annum and provide for interest only payments for the first three months and principal and interest payments through January 2004. In 2001, $1,185,588 of principal was paid on the notes. In conjunction with the promissory notes, the Company issued a fully vested warrant to each financial institution to purchase a total of 227,500 shares of Series E preferred stock at an exercise price of $15.35 per share, subject to certain adjustments. The warrants were exercisable immediately and expire the later of January 31, 2006 or two years after the completion of an initial public offering. The Company estimated fair value of the warrants using the Black-Scholes option pricing model assuming a risk-free rate of 5.1%, a preferred stock value of $7.00, a term of five years and a volatility of 70.2%. The value ascribed to the warrants of $856,472 was recorded as a discount on the carrying value of the debt and was being recognized in interest expense over the term of the debt. In connection with the Series A-1 preferred stock in 2002 round the warrant to purchase Series E preferred stock, was converted into a warrant to purchase common stock. In accordance with a settlement agreement in January 2002, the debt was settled and the unaccreted discount was written off.

In November 1999, the Company entered into a Loan and Security Agreement for borrowings of $10,000,000. For the first six months, the loan bore interest at an annual rate of 13.75% and required interest-only payments. For the remaining 36 months, the loan required equal monthly payments of principal and interest representing 3.4058% of the original loan balance. The loan was collateralized by all of the tangible assets and intellectual property of the Company. As of December 31, 2001, $4,195,935 of principal had been paid off. In consideration of the loan, the Company granted a warrant to purchase 41,417 shares of common stock at an exercise price of $11.00 per share. The warrant was exercisable immediately and expires ten years from the date of grant. The Company estimated the fair value of the warrant using the Black-Scholes option pricing model assuming a risk-free rate of 6.0%, a common stock value of $1.50 and a volatility of 56%. The value ascribed to the warrants of $1,176,531 was recorded as a reduction in the

Taqua, Inc.
Notes to Financial Statements

carrying value of the loan which was being amortized to interest expense on a straight-line basis over the term of the loan. Total accretion of the discount was $700,316 at December 31, 2001. In accordance with a settlement agreement in January 2002, the debt was settled and the unaccreted discount written off.

11.	401(k) Savings Plan

In February 1999, the Company established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers substantially all of the employees of the Company who meet the minimum age and service requirements. Eligible participants are allowed to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the 401(k) Plan may be made at the discretion of the Board of Directors. The Company did not make any contributions to the 401(k) Plan during the years ended December 31, 2003 and 2002.

12.	Related Party Transactions

During 2003, the Company retained a consulting company controlled by the Company’s Chairman of the Board of Directors. The Company paid $88,125 in fees during 2003. As of December 31, 2003, fees of $42,012 were unpaid and accrued for.

As of December 31, 2003 and 2002, Company owned inventory valued at $195,982 and $120,025, respectively, was held on consignment by a company, one of whose senior executives is a director of the Company.

As described in Note 8, the Company maintains a payable to an executive of the Company related to the repurchase of stock.

13.	Subsequent Events

In January 2004, the Company further amended its Loan and Security Agreement with Comerica Bank to extend the committed revolving line of credit up to $5,000,000.

Acquisition of Company by Tekelec

On April 8, 2004, all outstanding common and preferred stock and warrants of the Company were acquired by Tekelec in a purchase transaction for approximately $92.1 million in cash, assumed outstanding options, and transaction costs.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

     On April 8, 2004, Tekelec, a California corporation (“Tekelec”), completed the acquisition of all of the outstanding shares of capital stock of privately held Taqua, Inc., a Delaware corporation (“Taqua”). The acquisition was accomplished by means of a merger of a new wholly owned subsidiary of Tekelec (“Merger Sub”) with and into Taqua (the “Acquisition”). As a result of the Acquisition, Taqua is the surviving corporation and a wholly owned subsidiary of Tekelec.

     Tekelec paid an aggregate cash amount of approximately $84,400,000 (the “Purchase Price”) to the common and preferred stockholders and warrant holders of Taqua in exchange for their interests in Taqua. By virtue of the Acquisition, Tekelec assumed any unexercised outstanding options to purchase shares of common stock of Taqua, and the assumed options were converted, based on exchange ratios specified in the merger agreement, into options to purchase an aggregate of approximately 500,000 shares of Tekelec Common Stock. Upon closing of the Acquisition, Tekelec also paid approximately $1,566,000 of Acquisition-related expenses on behalf of Taqua. From the Purchase Price, $8,500,000 was placed in escrow through May 1, 2005 and is available for the satisfaction of any indemnification claims made by Tekelec under the merger agreement.

     For a more complete description of the terms of the Acquisition, please refer to the Agreement and Plan of Merger and related transaction documents which are included or incorporated by reference as exhibits in our Current Report on Form 8-K filed with the Commission on April 23, 2004.

     The following unaudited pro forma condensed consolidated financial statements give effect to Tekelec’s acquisition of Taqua. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 assumes that the Acquisition was consummated as of December 31, 2003. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 assumes that the Acquisition was consummated on January 1, 2003.

     The transaction has been accounted for as an acquisition by Tekelec using the purchase method, with the Taqua assets acquired and the liabilities assumed reflected at their estimated fair values. Taqua’s operating results will be included in the consolidated results of Tekelec. The pro forma adjustments included in the following unaudited condensed consolidated pro forma financial statements represent a preliminary determination of the purchase price allocation based on available information as of the date of filing of this Current Report on Form 8-K/A, and there can be no assurance that the actual adjustments will not differ significantly from such pro forma adjustments.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the acquisition had been consummated as of the indicated date or of the results that may occur in the future.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Tekelec, together with the related notes thereto, included in Tekelec’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Commission and the separate financial statements of Taqua included in this Form 8-K/A.

TEKELEC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2003

	Tekelec	Taqua	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$45,261	$4,695	$—		$49,956
Short-term investments	83,800	—	(47,966	)(1)	35,834
Accounts and notes receivables, net	70,361	3,565	—		73,926
Inventories	21,434	3,546	(691	)(2)	24,289
Deferred income taxes, net	4,958	—	6,117	(3)	11,075
Prepaid and other current assets	22,088	352	—		22,440

Total current assets	247,902	12,158	(42,540)		217,520
Long-term investments, at fair value	210,298	140	(38,000	)(1)	172,438
Property and equipment, net	22,172	4,297	—		26,469
Investments in privately-held companies	17,322	—	—		17,322
Deferred income taxes	7,876	—	24,199	(3)	32,075
Goodwill	68,903	—	28,755	(2)(3)(4)	97,658
Intangible assets, net	34,118	—	29,020	(4)	63,138
Other assets	6,342	100	—		6,442

Total assets	$614,933	$16,695	$1,434		$633,062

Liabilities and Shareholders’ Equity
Current liabilities:
Trade accounts payable	$8,974	$2,592	$—		$11,566
Accrued expenses, accrued payroll and related expenses	48,779	2,270	2,599	(5)	53,648
Current portion of deferred revenue	50,105	1,062	(1,061	)(2)	50,106
Income taxes payable	1,071	—	—		1,071
Current portion of long-term debt	3,934	566	—		4,500

Total current liabilities	112,863	6,490	1,538		120,891
Long-term debt	127,574	2,501	—		130,075
Deferred income taxes	790	—	11,638	(6)	12,428
Long-term portion of deferred revenue	3,687	558	(154	)(2)	4,091
Other long-term liabilities	—	299	—		299

Total liabilities	244,914	9,848	13,022		267,784
Minority interest	41,208	—	—		41,208
Preferred stock	—	41,603	(41,603	)(7)	—

Shareholders’ equity (deficit):
Common stock and additional paid in capital	190,218	88,515	(88,515	)(7)	197,708
			3,259	(8)
			4,231	(9)
Treasury stock	—	(742)	742	(7)	—
Retained earnings (accumulated deficit)	137,895	(122,404)	122,404	(7)	129,895
			(8,000	)(10)
Deferred compensation	(310)	(125)	125	(7)	(4,541)
			(4,231	)(9)
Accumulated other comprehensive income	1,008	—	—		1,008

Total shareholders’ equity	328,811	(34,756)	30,015		324,070

Total liabilities and shareholders’ equity	$614,933	$16,695	$1,434		$633,062

          See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003

	Tekelec	Taqua	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated
	(amounts in thousands, except per share data)

Revenues	$263,700	$11,272	$—		$274,972
Cost of sales	69,875	6,574	2,369	(11)(12)	78,818

Gross profit	193,825	4,698	(2,369)		196,154
Operating expenses:
Research and development	73,328	10,887	383	(12)	84,598
Selling, general and administrative	104,247	10,563	931	(12)	115,741
Acquired in-process research and development	2,900	—	—	(10)	2,900
Amortization of intangibles	1,900	—	899	(11)	2,799

Total operating expenses	182,375	21,450	2,213		206,038
Income (loss) from operations	11,450	(16,752)	(4,582)		(9,884)
Interest and other expenses, net	(2,483)	(12)	—		(2,495)

Income (loss) from continuing operations before provision for income taxes	8,967	(16,764)	(4,582)		(12,379)
Provision for income taxes	13,600	—	(7,000	)(13)	6,600

Income (loss) from continuing operations before minority interest	(4,633)	(16,764)	2,418		(18,979)
Minority interest	19,792	—	—		19,792

Income (loss) from continuing operations	15,159	(16,764)	2,418		813
Gain on disposal of discontinued operation, net of tax	3,293	—	—		3,293

Net income (loss)	$18,452	$(16,764)	$2,418		$4,106

Earnings (loss) per share:
Basic	$0.30				$0.07
Diluted	$0.29				$0.06
Weighted average number of shares outstanding:
Basic	61,163				61,163
Diluted	62,911				63,398	(14)

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

     The following pro forma adjustments give effect to the acquisition of Taqua:

(1)	To reflect a portion of the cash consideration of $86.0 million paid to Taqua selling shareholders (including $1.6 million of Taqua transaction costs) by Tekelec which was paid from the related investment balances of Tekelec.

(2)	To adjust the Taqua deferred revenue and related inventory to fair value.

(3)	To reflect the acquired deferred tax assets of Taqua which can be utilized on a consolidated Tekelec basis.

(4)	To reflect the increase in goodwill and intangible assets related to the acquisition of Taqua. The total purchase allocation is as follows (in thousands):

Total cash paid	$85,966
Estimated fair value of stock options issued	7,755
Deferred compensation adjustment for unvested stock options	(4,231)
Estimated direct transaction costs	2,599

Total fair value of consideration paid and direct transaction costs	92,089
Less: Taqua’s net assets acquired	(6,847)
Add: Estimated deferred tax liability	11,638
Less: Estimated deferred tax assets	(30,316)
Less: Other adjustments to tangible assets and liabilities	(789)

Total fair value step-up in Taqua	$65,775

The actual purchase allocation will be based on the estimated fair value of Taqua’s assets and liabilities at the date of acquisition. For purposes of the unaudited pro forma condensed consolidated financial statements, the preliminary purchase allocation is estimated as follows (in thousands):

Amount
In-process research and development	$8,000
Goodwill	28,755
Identifiable intangible assets	27,820
Acquired backlog	1,200

Total purchase allocation	$65,775

(5)	To reflect the accrual of the estimated direct transaction costs related to the acquisition.

(6)	Deferred tax liability related to identifiable intangible assets.

(7)	To eliminate the historical preferred stock and historical shareholders’ equity in Taqua.

(8)	To record the fair value of the vested portion of stock options that were issued as part of the acquisition.

(9)	To record the deferred stock compensation for the intrinsic value of the unvested portion of the in-the-money stock options that were issued as part of the acquisition.

(10)	To record the in-process research and development expense created as a result of the acquisition. This amount is a non-recurring item that is directly expensed at closing and, accordingly, there is no adjustment in the unaudited pro forma condensed consolidated statement of operations.

(11)	To reflect amortization of identifiable assets created as a result of the acquisition. The identifiable intangible assets, their related estimated lives and amortization are as follows (in thousands):

			Amortization
		Estimated
	Asset	Life	Year Ended
	Amount	in Years	December 31, 2003
Acquired technology	$26,400	15	$1,760
Acquired Backlog	1,200	2	600
Trade names and marks	60	1	60
Existing customer relationships	10	13	1
Service contracts	640	5	128
Non-compete agreements	710	1	710

	$28,400		$3,259

Acquired technology and backlog is being amortized to cost of sales. Amortization of the other identifiable intangible assets is reflected in operating expenses as amortization of intangibles.

(12)	To reflect the amortization of deferred stock compensation expense related to the intrinsic value for unvested in-the-money stock options that were issued as part of the transaction. The remaining weighted average period of amortization of the deferred stock is approximately 2.5 years.

(13)	To adjust the provision for income taxes for the estimated tax effects of the Taqua tax benefits that are utilizable on a consolidated Tekelec basis amounting to $5.9 million ($16.8 million X 35% assumed effective tax rate) and $1.1 million of tax benefit related to amortization of identifiable intangible assets.

(14)	To reflect additional stock options issued as part of the transaction in diluted weighted average shares outstanding.

SIGNATURES

     Pursuant to the requirements of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2004	Tekelec
	By:	/s/ PAUL J. PUCINO
Paul J. Pucino
Vice President and Chief Financial Officer